UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2012

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway
Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Collaboration Agreement among Auxilium Pharmaceuticals, Inc., Auxilium International Holdings, Inc. and Actelion Pharmaceuticals Ltd.

On February 22, 2012, Auxilium Pharmaceuticals, Inc. (the “Company”) and Auxilium International Holdings, Inc. (together with the Company, “Auxilium”) and Actelion Pharmaceuticals Ltd (“Actelion,” and together with Auxilium, the “Parties,” and each individually, a “Party”) entered into a Collaboration Agreement (the “Agreement”). Under the Agreement, Actelion was granted the right to develop and commercialize Auxilium’s pharmaceutical product XIAFLEX® (collagenase clostridium histolyticum) (the “Product”) for the treatment in humans of Peyronie’s Disease and Dupuytren’s Contracture (the “Field”) in Canada, Australia, Brazil and Mexico (the “Territory”). A summary of certain terms of the Agreement is set forth below. Capitalized terms not defined herein have the meaning as set forth in the Agreement.

Upfront, Milestone and Royalty Payments:

•	Actelion will pay Auxilium an upfront payment of $10 million.

•

In addition to the $10 million upfront payment, Actelion may make up to $16 million in potential regulatory, pricing, and reimbursement milestone payments (on an indication-by-indication basis) and up to $42.5 million in potential sales milestone payments.

•

Actelion will make royalty payments to Auxilium based on tiered, double-digit percentages of the aggregate annual net sales of the Product in the Territory on a quarterly basis. The percentage of Actelion’s aggregate annual net sales to be paid to Auxilium increases in accordance with the achievement of specified thresholds of aggregate annual net sales of the Product in the Territory and decreases if a generic version of the Product is marketed in a country in the Territory and the market share of such product exceeds specified thresholds in such country.

•

The amount of royalty payments owed by Actelion to Auxilium will be reduced upon the occurrence of a supply shortage as discussed below under the heading “Manufacturing rights/supply obligations/pricing.”

Term of the Agreement:

•

Subject to each Party’s termination rights, the term of the Agreement extends on a Product-by-Product and country-by-country basis from the date of the Agreement until the latest of (i) the date on which the Product is no longer covered by a valid patent or patent application controlled by Auxilium in such country, (ii) the 15th anniversary of the first commercial sale by Actelion of the Product in such country after the receipt of required regulatory approvals, (iii) the achievement of a specified market share of generic versions of the Product in such country, and (iv) loss of certain exclusive marketing rights or data exclusivity rights in such country.

Licenses/Intellectual Property:

•

Auxilium grants Actelion, during the term of the Agreement, a license, with the right to sublicense, under certain of Auxilium’s intellectual property rights in the Territory to (i) co-exclusively, with Auxilium and its affiliates, develop the Product in the Territory, (ii) exclusively, subject to payment obligations, commercialize the Product in the Field in the Territory, and (iii) exclusively package and label the Product in the Territory.

Manufacturing rights/supply obligations/pricing:

•

Actelion will obtain the Product exclusively from Auxilium. In consideration for the supply of the Product for development activities, Actelion shall pay Auxilium a supply price equal to Auxilium’s prevailing manufacturing cost at the time of the applicable order. In consideration for the supply of the Product for commercial sale, Actelion shall pay Auxilium a supply price equal to Auxilium’s prevailing manufacturing cost at the time of the applicable order, plus a specified, tiered mark-up for so long as such prevailing manufacturing costs are below a specified cap.

•	In the event that Auxilium is unable to supply 50% of the amount of the Product ordered by Actelion, then Actelion’s royalty rate will be reduced by 25% during the pendency of such shortage.

Future indications in the Territory:

•

If Auxilium desires to develop or commercialize the Product in an indication outside of the Field in the Territory, then Actelion shall have a right of first negotiation with respect to such indication in the Territory.

•

If Actelion does not desire to develop or commercialize the Product for such new indication, or if the Parties do not reach agreement for Actelion to do so, Auxilium may do so itself or with affiliates or third parties; provided that the development and commercialization of such new indication by Auxilium or its affiliates or third parties must utilize a differentiated product presentation that is not reasonably susceptible to use in the Field.

Sharing of development/commercialization costs:

•	Actelion will be responsible for development costs specific to the Territory. Auxilium will be responsible for development costs not specific to the Territory.

•

Actelion is solely responsible for costs associated with obtaining or maintaining regulatory approval for the Product in the Field in the Territory as well as post-regulatory approval filing date development activities for the Product in the Field in the Territory (including Auxilium’s out-of-pocket costs with respect the foregoing), except that Auxilium is responsible for its internal costs incurred in connection with preparing materials for, and obtaining, regulatory approval for a Product in the Territory.

Commercialization responsibilities:

•	Actelion will be solely responsible for commercializing the Product in the Field in the Territory during the term of the Agreement, subject to a defined plan.

•	Actelion has, subject to the Agreement, committed to meet specified annual minimum unit sales thresholds for a specified period in the Field in the Territory.

Right to terminate agreement/license:

•	Either Party may terminate the Agreement as a result of the other Party’s breach or bankruptcy.

•	Auxilium may terminate the Agreement if Actelion fails to meet specified sales thresholds for specified time periods.

•

After the second anniversary of the first commercial sale by Actelion of the Product, Actelion may terminate the agreement (in whole or on a country-by-country basis) upon 180 days’ prior written notice.

The foregoing is a summary description of certain terms of the Agreement and, by its nature, is incomplete. It is qualified in its entirety by the text of the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2012. All readers are encouraged to read the entire text of the Agreement. Certain terms of the Agreement have been omitted from this Current Report on Form 8-K and will be omitted from the version of the Agreement attached as an exhibit to the Company’s upcoming Form 10-Q pursuant to a Confidential Treatment Request that the Company plans to file with the Securities and Exchange Commission at the time of the filing of such Form 10-Q.

Item 7.01	Regulation FD Disclosure.

On February 23, 2012, the Company issued a press release announcing the Company’s entry into the Agreement with Actelion. The full text of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated February 23, 2012, issued by Auxilium Pharmaceuticals, Inc. and Actelion Pharmaceuticals Ltd

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: February 23, 2012	By:	/s/ Andrew I. Koven

Andrew I. Koven
Executive Vice President, Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated February 23, 2012, issued by Auxilium Pharmaceuticals, Inc. and Actelion Pharmaceuticals Ltd